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                                                                      EXHIBIT 10

                      WAIVER AND INDEMNIFICATION AGREEMENT


         AGREEMENT (the "Indemnification Agreement"), dated as of December 7, 1999, among Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), Century Exchange LLC, a Delaware limited liability company ("Century"), and American Cable TV Investors 5, Ltd., a Colorado limited partnership (the "Seller"). Reference is made to the Asset Purchase Agreement, dated as of August 12, 1998, by and between the Seller and Century Communications Corp. (as amended and assigned to Century, the "Purchase Agreement"). All capitalized terms used and not defined herein shall have the same meaning as set forth in the Purchase Agreement.

                                   WITNESSETH:

         WHEREAS, Century is a wholly owned indirect subsidiary of Adelphia;

         WHEREAS, it is a condition precedent to the obligations of the Seller and Century under the Purchase Agreement, set forth in sections 8.6 and 9.5 of the Purchase Agreement, that all Required Consents be obtained prior to the Closing;

         WHEREAS, as of the date hereof approval has not been obtained in connection with the transfer of the franchise relating to the subscribers in and around Moreno Valley, California (the "Moreno Franchise") from the Seller to Century;

         WHEREAS, Century and Seller have agreed to waive the condition precedent that the approval of the transfer of the Moreno Franchise be obtained prior to the Closing, and concurrently with the execution and delivery of this Indemnification Agreement pursuant to the Purchase Agreement, Century is purchasing and the Seller is selling all of the Assets excluding the Moreno Franchise; and

         WHEREAS, it is a condition precedent to Seller's waiver of the condition precedent under the Purchase Agreement that all Required Consents be obtained prior to the Closing, and to Seller's agreement to transfer the Assets without transferring the Moreno Franchise, that the Seller receive this Indemnification Agreement from Century and Adelphia.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. WAIVER.

         (a) Each of the parties hereto hereby waives the condition precedent to Closing under sections 8.6 and 9.5 of the Asset Purchase Agreement that the Required Consent be obtained with respect to the Moreno Franchise.

         (b) Each of the parties hereto acknowledge that upon receipt of approval to


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transfer the Moreno Franchise from the Seller to Century, the Seller will transfer the Moreno Franchise to Century.

         (c) Century hereby waives any and all losses, liabilities, claims, damages or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) (collectively, "Damages"), arising from or in connection with
(i) the exclusion of the Moreno Franchise from the Assets being transferred by the Seller to Century and (ii) the transfer of the Assets without the Required Consent with respect to the Moreno Franchise, and Century waives any right to bring any claim under the indemnity in section 12 of the Purchase Agreement with respect to the foregoing matters.

         2. INDEMNIFICATION.

         (a) Adelphia hereby agrees to indemnify and hold harmless the Seller and its affiliates, and their respective general partners, limited partners, directors, officers, employees, agents and other representatives, from and against any Damages, arising from or in connection with (i) the transfer of the Assets to Century without the transfer of the Moreno Franchise and without the Required Consent with respect to the Moreno Franchise and (ii) any obligations of the Seller under the Moreno Franchise arising from and after the date hereof and (iii) any Damages of the Seller arising from the operation of the Moreno Franchise from and after the date hereof, whether pursuant to the Management Agreement between the Seller and Century or its affiliates dated the date hereof or otherwise.

         (b) Notwithstanding any other provision of this Indemnification Agreement, Adelphia shall not be obligated to indemnify, and shall not otherwise be liable to, the Seller for any Damages arising from the failure of the City of Moreno Valley cable television franchise authority to approve the transfer of the Moreno Franchise to Century solely as the direct result of actions taken or the failure to take required actions by the Seller prior to the Closing other than issues (i) identified in the Technical Audit prepared by Jonathan Kramer (and referred to in the draft Memorandum of Undertaking from the City of Moreno Valley, California) and (ii) relating to the obligation to provide cable connections - free of charge- to the public schools of Rancho Verde high School and Rainbow Ridge Elementary School which are in the Val Verde Unified School District.

         (c) The Seller hereby agrees to indemnify and hold harmless Adelphia and its affiliates, and their respective general partners, limited partners, directors, officers, employees, agents and other representatives (the "Adelphia Indemnified Parties") from and against any Damages arising from the failure of the City of Moreno Valley cable television franchise authority to approve the transfer of the Moreno Franchise to Century or its affiliates solely as the direct result of actions taken or the failure to take required actions by the Seller prior to the Closing other than issues (i) identified in the Technical Audit prepared by Jonathan Kramer (and referred to in the draft Memorandum of Undertaking from the City of Moreno Valley, California) and (ii) relating to the obligation to provide cable connections - free of charge- to the public schools of Rancho Verde high School and Rainbow Ridge Elementary School which are in the Val Verde Unified School District.



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         (d) Any indemnification claim made by the Adelphia Indemnified Parties hereunder shall be subject to the time and amount limitations set forth in
Section 11.3 and 11.4 of the Purchase Agreement.

         3. PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under subsections 2(a), 2(b) or 2(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         4. RIGHTS CUMULATIVE. The indemnification contained in this Indemnification Agreement shall be in addition to, and shall not apply to, limit or otherwise affect or detract in any way from the rights of Century and the Seller contained in the Purchase Agreement, provided, however, that to the extent a claim for indemnification is made by the Adelphia Indemnified Parties pursuant to Section 2 of this Indemnification Agreement, such claim shall be aggregated with any claims made under the Purchase Agreement for purposes of
Section 11.4 thereof.



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         5. ASSIGNMENT. The indemnification contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective assigns, successors, heirs, distributees, legatees and legal representatives.

         6. GOVERNING LAW. This Indemnification Agreement shall be governed by and construed and enforced in accordance with, the laws of the state of New York, without giving effect to the conflict of interest laws that would call for the application of the laws of any other jurisdiction.

         7. COUNTERPARTS. This Indemnification Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes constitute an agreement, binding on both of the parties, notwithstanding that both of the Parties hereto are not signatories to the same counterpart. All references herein to this Indemnification Agreement are deemed to refer to all such counterparts.

         8. SEVERABILITY. In the event any term, provision, sentence or paragraph of this Indemnification Agreement is declared by a court of competent jurisdiction to be void, such provision, sentence or paragraph shall be deemed severed from the remainder of the Indemnification Agreement and the balance of the Indemnification Agreement shall remain in effect.

         9. TERMINATION. This Indemnification Agreement may be terminated at any time by both parties hereto in writing.



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         IN WITNESS WHEREOF, the parties hereto have caused this Indemnification
Agreement to be executed as of the day and year first above written.

                                AMERICAN CABLE TV INVESTORS V, LTD.

                                By:  IR-TCI PARTNERS V, L.P.,
                                     its general partner

                                By:  TCI Ventures Five, Inc.,
                                     its general partner


                                     By:
                                        ----------------------------------------
                                        Name:  William Fitzgerald
                                        Title: President


                                ADELPHIA COMMUNICATIONS CORPORATION,


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                CENTURY EXCHANGE LLC

                                By: CENTURY SOUTHWEST CABLE TELEVISION, INC., its Manager


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title: